U.S. Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 11, 2002



CENTURY LABORATORIES, INC.

COMMISSION FILE NO. 2-90519

A Delaware Corporation           EIN: 72-0510027

851 S. Rampart Blvd. # 150
Las Vegas, NV 89145

Telephone 702-228-2077

Former Address:

730 2nd St.
Santa Rosa, Calif. 95402-3588


Item 1. Change in Control.

     Effective June 6, 2002 pursuant to the terms of a Reorganization and Stock Purchase Agreement dated as of the 9th day of April, 2002 ("the Reorganization Agreement") the Registrant acquired all of the issued and outstanding common stock of Vista Continental Corporation, a Nevada corporation ("VCC"), in exchange for 39,837,355 shares, or approximately
90.7 % of the common stock of the Registrant. The terms of the acquisition are more fully described in the Reorganization Agreement, a copy of which is attached as Exhibit 10.1 hereto. Set forth below are the names of the persons who acquired control of the Registrant and the respective number of shares acquired by each. Immediately following this reorganization, the recipients owned the percentage set opposite their names of the common stock of the Registrant.


SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the numbers of shares of common stock that are owned of record following the change in control.


Name and Address              Number of Shares           Percent
                              Owned Beneficially         of Class

Steve Hegedus                    200,000                  .005
851 S. Rampart Blvd. # 150
Las Vegas, NV 89128

Ashak Rustom                     205,800                  .005
851 S. Rampart Blvd. # 150
Las Vegas, NV 89128

Takao Nishimura                  327,500                  .007
851 S. Rampart Blvd. # 150
Las Vegas, NV 89128

Alberto Docouto               32,997,528                 75.09
851 S. Rampart Blvd. # 150
Las Vegas, NV 89128

Robert Bryan                   2,646,698                  6.02
P.O. Box 3588
Santa Rosa, CA 95402


Officers and
directors as a
group                            733,300                  1.67


     In addition, the current officer and director of Century Laboratories, Inc. resigned and a new Board of Directors was elected and new officers were elected.

     The new officers and directors of Century Laboratories are:

Directors:

     Steven Hegedus
     Richard Smythe
     Ashak Rustom
     Takao Nishimura
     Dennis Hare


Officers:

     President      Larry Nash
     Vice President Ashak Rustom
     Secretary      Howard Rubinoff
     Treasurer      Ashak Rustom



     The background and experience for the new officers and directors of Century is as follows:




Larry Nash, DDS
President

     Dr. Nash, age 59, a doctor of dental surgery, has received a national award in Canada for his service club administration excellence and has acted as Chief of his department at the Welland County Hospital. He is past Vice President of strategic planning for Nova Continental Development Corporation, a land development company in Nevada, and is past CEO of West Nevada Precious Metals of Nevada, a company engaged in precious metals testing.


Ashak Rustom
Vice President, Treasurer and a Director

     Mr. Rustom, age 61, is the Vice President, Chief Financial Officer, Treasurer and a Director for Nova Continental Development Corporation, a real estate land development company. He has an extensive background in project management, contract administration, financing, cash flow projections, property valuations, cost control as well as forecasts, and financial planning. Mr. Rustom has over 40 years experience in corporate finance and management of risk capital investments.



Howard Rubinoff
Secretary

     Mr. Rubinoff, age 45, a partner at the law firm Fogler/Rubinoff, is a lawyer with over 15 years experience in corporate and commercial law with an emphasis on mergers and acquisitions and financing. A graduate of Windsor Law School, Mr. Rubinoff has traveled extensively assisting clients in their global expansions and has been involved in the purchase and financing of many hydroelectric power plants. Mr. Rubinoff's firm is the Canadian member of the International Lawyers network.



Steven Hegedus, DDS
Director

     Dr. Hegedus, age 67, received his Doctor of Dental Surgery in 1952 from the University of Toronto, and has thriving orthodontic practices in Welland and Niagara Falls, Ontario. Dr. Hegedus has an extensive background in real estate holdings, development and business ventures as the owner of Helubar Corporation, an Ontario real estate holdings corporation and as the President of Villa Mora Corporation, an Ontario real estate development company.


Richard Smythe, Ph.D.
Director

     Dr. Smythe, age 56, has 25 years experience working with gas emissions and gas study research and testing technique development. Dr. Smythe received his Ph.D. in Analytical Chemistry at the University of Waterloo (Ontario). His doctoral dissertation dealt with the application of high resolution gas chromatography and mass spectrometry to the analysis of engine exhaust emissions. Dr. Smythe then did a post-doctoral fellowship in electro-analytical chemistry at the State University of New York at Buffalo.

     Since his post-doctoral work, Dr. Smythe has acted as adjunct research supervisor at Brock University in St. Catherines, Ontario, advising and supervising Master's in Science candidates in analytical chemistry. He also has lectured at Brock and other universities in the fields of industrial chemistry and environmental toxicology.

Dr. Smythe has operated his own testing and analysis laboratory and continues to act as consulting senior scientist for Walker Industries.

     A forensic scientist, Dr. Smythe is qualified as an expert witness in the fields of chemistry, toxicology, physics, mathematics, computer science, electronics and forensic science in all levels throughout the court system of the province of Ontario and the states of New York and Pennsylvania. He is a member of the American Chemical Society; Chemical Institute of Canada, Niagara Section (past Chairman); Chemical Advisory Board, Niagara College of Applied Arts and Technology (past Chairman); Society for Applied Spectroscopy; American Society for Materials; and Canadian Association of Fire Investigators.

Dr. Smythe's journal publications are as follows:

     A Gas Chromatographic-Mass Spectrographic Study of Organic Compounds Absorbed on Particulate Matter from Diesel Exhaust, F.W. Karasek, R.J. Smythe and R.J. Laub, Journal of Chromatography, 101, (1), 125-136 (1974)

     Preparation of High Capacity High Resolution Open Tubular Columns, F.W. Karasek, R.J. Smythe and R.J. Laub, Journal of Chromatography, 97, (2) 151-154
(1974)

     The Analysis of Diesel Engine Exhausts for Low Molecular Weight Carbonyl Compounds, R.J. Smythe and F.W. Karasek, Journal of Chromatography, 86, (1), 228-231 (1973)

     Trapping System and Technique for Indirect Gas Chromatographic Mass Spectrometry Interfacing, F.W. Karasek and R.J. Smythe, A.C. 43, 2008 (1971)

     The Reaction of Hydroperoxide with Triphenylphosphine, R. Hiatt, R.J. Smythe and Christine McColeman, Canadian Journal of Chemistry, 49 (10) 1707
(1971)


Dennis Hare
Director

     Mr. Hare, age 70, is past Vice-President and Director of International Operations for Acres International, a worldwide engineering consulting firm. He also served as Acres International's board member for Various Joint Ventures and Consortia, responsible for executing hydroelectric, irrigation and mining projects in Iran, India and China. As Vice-President, Hydro Division for Acres International, Mr. Hare had corporate responsibility for business development and operations relating to all hydroelectric, irrigation, water resource projects and agriculture activities overseas, including management of major projects in Pakistan, Ghana, Iran, China, Laos, Cambodia, Argentina, Colombia and Canada. Mr. Hare was also Founding Director of Canada China Power Inc. (CIPM).

     Mr. Hare received his degree in Civil Engineering from the University of Wales in Cardiff (UK) and is a member of both the Professional Engineers of Ontario and the Institution of Civil Engineers, UK. Mr. Hare is fluent in English and Spanish.


Takao Nishimura
Director

     Mr. Nishimura, age 48, graduated with a bachelor's from Kyoto University of Foreign Studies in 1977, and is an executive member of the Asian Pacific Alliance of YMCAs and an executive member of the alliance of YMCAs in Japan, as well as being District Governor of Y's Men's Club of Toshin District in Japan. Mr. Nishimura is president of Netwest USA, Inc. of Nevada and also president of Ebiyusa Co. of Osaka, Japan.




Executive Compensation

      Dr. Larry Nash, the new President of the Company will receive compensation at the rate of $ 93,000 per annum.

Item 2.  Acquisition of Assets.

     On June 6, 2002 Century Laboratories, Inc. acquired all of the issued and outstanding shares of Vista Continental Corp., a Nevada Corp. in exchange for insurance of 39,837,355 shares of common stock. Details of the assets and liabilities of Vista Continental Corp. are set forth in Item 7. The reorganization agreement is filed as Exhibit 10.1 under Item 7. VCC is engaged in the development and mining of several contiguous mineral concessions in South America. The Registrant intends to continue in the same business.


Item 7.  Financial Statements and Exhibit



     Audited financial information for Vista Continental Corporation follows:

                        VISTA CONTINENTAL CORPORATION
                 (formerly Vista Continental Development Corp.)
                        (A Development Stage Company)
                        CONSOLIDATED BALANCE SHEET
                         As of September 30, 2001




     ASSETS

Cash                                               $   13,764

Prepaid rent                                           10,782
Property & equipment, net of $2,463
     accumulated depreciation                         932,038
Rental houses in Las Vegas, NV
  net of $7,084 accumulated depreciation            1,260,416
Mining concessions                                      9,775
Deposits                                                  500
                                                   ----------

                                                   $2,227,275
                                                   ==========
     LIABILITIES
Accounts payable                                  $    2,949
Advance payable to an officer                            100
Tenant security deposits                               3,345
                                                  ----------
      Total Liabilities                                6,394
                                                  ----------

Minority interest                                     12,418


Commitments


STOCKHOLDERS' EQUITY

Common stock, $.001 par, 75,000,000 shares
  authorized, 36,810,300 shares issued
  and outstanding                                     36,810
Additional paid in capital                         3,220,426
Deficit accumulated during
  the development stage                           (1,048,773)
                                                  ----------
Total Stockholders' Equity                         2,208,463
                                                  ----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY        $2,227,275

                        VISTA CONTINENTAL CORPORATION
                (formerly Vista Continental Development Corp.)
                        (A Development Stage Company)
                     CONSOLIDATED STATEMENTS OF EXPENSES
           For the years ended September 30, 2001 and 2000 and
                  the Period from July 1, 1998 (Inception)
                          Through September 30, 2001



                                                             Inception
                                                              Through
                                    2001           2000         2001
                                 ---------     --------      ---------



Mining operating expenses       $  87,605      $  21,494     $ 135,883
Administrative expenses           886,148          1,390       887,538
Depreciation                        2,463                        2,463
                                ---------      ---------     ---------

Net loss from operations       (  976,216)      ( 22,884)   (1,025,884)

Other income
 - rental house expenses,
   net of rental house
   receipts                      ( 21,057)                   ( 21,057)
 - minority interest portion of
     net rental house expenses        211                         211

  - foreign currency loss        (  2,043)                   (  2,043)
                              -----------      ---------    ---------

Net loss                      $(  999,105)    $( 22,884)  $(1,048,773)
                              ===========      =========    =========
Per share, basic and diluted:
  Net loss per common share         $(.03)        $(.00)

  Weighted average
     common shares outstanding  36,263,346    34,930,000

                     VISTA CONTINENTAL CORPORATION
           (formerly Vista Continental Development Corp.)
                     (A Development Stage Company)
          CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
               For the Period from July 1,1998 (Inception)
                       Through September 30, 2001

                                                     Deficit
                                                    Accumulated
                                                     During
                             Common Stock  Paid in  Development
                            Shares     $   Capital    Stage       Totals
                    ----------    -------   ---------- --------- ----------
Incorporation of:
  Vista Continental
    Corporation      1,430,000     $1,430                         $  1,430


Incorporation of
  Quillabamba
  Mining, S.A.C.    23,500,000     23,500  $( 22,521)                  979
Shareholder contributions
  to capital                                           29,248       29,248

Net loss                                           $( 26,784)      (26,784)
                     ----------  ------- --------      -------- ----------
Balances,
  September 30, 1999 24,930,000   24,930      6,727  ( 26,784)      4,873

Shares issued in exchange
  for mining equipment
  on October 1, 1999 10,000,000   10,000      30,000               40,000
Shareholder contributions
  to capital                                  32,290               32,290

Net loss                                             (  22,884) (  22,884)
                       ------   -------   ---------- ---------  ----------


Balances,
  September 30,2000 34,930,000   34,930      69,017  (  49,668)    54,279

Services at $.004
  per share in
  December 2000     1,620,000     1,620       4,860                 6,480
7 rental properties on
  March 29, 2001      114,000       114   1,117,497             1,117,611
Cash at $10 per share
  on May 22, 2001     100,000       100     999,900             1,000,000
1 rental property on
  June 7, 2001         13,000        13     132,647               132,660
Cash at $10 per share
  from June 2001 through
  September 2001       33,300        33     332,967               333,000

Options issued to employees                 373,750               373,750

Shareholder contributions
  To capital                                189,788               189,788

Net loss                                             ( 999,105) (999,105  )
                  ----------   -------  ----------  ----------- ----------
Balances,
  September 30, 2001 36,810,300 $36,810 $3,220,426  $(1,048,773 $2,208,463
                     ========== ======= ========== ===========  ==========



























































                 VISTA CONTINENTAL CORPORATION
         (formerly Vista Continental Development Corp.)
                  (A Development Stage Company)
             CONSOLIDATED STATEMENTS OF CASH FLOWS
       For the years ended September 30, 2001 and 2000 and
            the Period from July 1, 1998 (Inception)
                   Through September 30, 2001

                                                             Inception
                                                              Through
                                           2001       2000     2001
                                       ----------- ---------  ----------

CASH FLOWS FROM OPERATING ACTIVITIES
Net deficit accumulated during the
  development stage                   $ (999,105) $(22,884)  $(1,048,773)
Adjustments to reconcile net deficit
  to cash used by operating activities:
    Depreciation                           9,548                   9,548
    Stock and options issued
        for services                     380,230     1,280       380,230
    Income assigned to minority interest   ( 211)                 (  211)
    Increase in prepaid rent            ( 10,525)               ( 10,782)
    Increase in accounts payable           2,440      (599)        2,949
    Decrease in tenant security deposits(  1,255)                 (1,255)
                                      ---------- ----------   ----------
NET CASH USED BY OPERATING ACTIVITIES   (618,878)   (22,203)    (667,014)
                                      ---------- ----------   ----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property & equipment      (893,710)   (   791)    (894,501)
  Acquisition of mining concessions                 ( 8,115)    (  9,775)
  Increase in deposits                  (    500)               (    500)
                                      ----------  ----------  ----------
                                        (894,210)   ( 8,906)    (904,776)
                                      ----------  ----------   ----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from note payable to founder      100                     100
  Contributions to capital
    by founding shareholder              189,788     32,290      252,305
  Sale of stock                        1,333,000        150    1,333,150
                                       ---------- ---------   ----------
NET CASH FLOWS FROM
        FINANCING ACTIVITIES           1,522,888     32,440    1,585,555
                                      ---------- ----------   ----------
NET CHANGE IN CASH                         9,800      1,331       13,765

Cash balance, beginning                    3,965      2,634            0
                                      ---------- ----------   ----------
Cash balance, ending                  $   13,765  $   3,965   $   13,765
                                      ========== ==========   ==========
Noncash Transactions:
  Purchase of rent houses with stock  $1,250,271              $1,250,271
  Purchase of equipment with stock                $  40,000       40,000

                 VISTA CONTINENTAL CORPORATION
         (formerly Vista Continental Development Corp.)
                        (A Development Stage Company)
                CONSOLIDATED NOTES TO FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of business. A predecessor entity, Quillabamba Mining, S.A.C., was organized as a Peruvian corporation on July 1, 1998 (see Note 2). The Norsoca Trust was created as a California Business Trust on July 25, 1998. 35 shareholders contributed a total of $1,430 for 1,430,000 shares. The proceeds were used to incorporate Vista Continental Development Corp., ("Vista Development") in Nevada on September 24, 1999. The Norsoca shareholders swapped their shares one for one for 1,430,000 shares of Vista and Norsoca was dissolved. Vista Development changed its name to Vista Continental Corporation ("Vista") on December 16, 1999. Vista is developing a mining concession in Peru that it acquired in October 2000. Vista also owns rent houses contributed by non-control shareholders. See Note 2.

Principles of consolidation. The consolidated financial statements include the accounts of Vista and its subsidiaries. All significant intercompany transactions and balances have been eliminated.

Cash and cash equivalents. For purposes of the statements of cash flows, Vista considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Use of estimates. In preparing financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenue and expenses in the income statement. Actual results could differ from those estimates.

Revenue recognition. Vista has no revenues to date from its mining operations. Rental house income is included in other income.

Long lived assets. Property, plant and equipment are stated at cost less depreciation beginning when the assets are placed in service. Major renewals and improvements are capitalized; minor replacements, maintenance and repairs are charged to current operations.

Depreciation is computed by applying the straight-line method over the estimated useful lives of the machinery and equipment. Vista performs reviews for the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

A summary of property and equipment as of September 30, 2001 is as follows:

                                             Cost           Depr. lives
                                             ----------     -----------
     Mining equipment not yet in service     $  912,331        4 years
     Office computers and equipment              15,070        3 years
     Vehicles                                     7,100        3 years
     Accumulated depreciation                  (  2,463)
                                             ----------
                                             $  932,038
                                             ==========

Income taxes. Vista accounts for income taxes using the asset and liability approach which is used to recognize deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. Vista records a valuation allowance to reduce the deferred tax assets to the amount that is more likely than not to be realized.

Foreign currency. Vista's foreign subsidiary has the U.S. dollar designated as their functional currency. Financial statements of these foreign subsidiaries are remeasured to U.S. dollars for consolidation purposes using current rates of exchange for monetary assets and liabilities and historical rates of exchange for nonmonetary assets and related elements of expense. Revenue and other expense elements are remeasured at rates that approximate the rates in effect on the transaction dates. Remeasurement gains and losses are included in other income and expense.

Earnings per common share. Basic earnings (loss) per common share is computed using the weighted average number of common shares outstanding during the period. Diluted earnings per common share is computed using the combination of dilutive common share equivalents and the weighted average number of common shares outstanding during the period.

Stock options. Vista accounts for stock options issued to employees in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. For financial statement disclosure purposes and issuance of options and warrants to non-employees for services rendered, the Company follows statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation.


NOTE 2 - SUBSIDIARIES AND PROPERTY AND EQUIPMENT

In October 2000, Alberto Docouto contributed $40,000 in mining equipment valued at his original cost for 10,000,000 shares of Vista.

Quillabamba Mining S.A.C. ("Quillabamba") was formed as a Peruvian corporation on July 1, 1998. This entity controlled 7 mining leases in Peru. In October 2000, a 1% shareholder returned his share to Quillabamba and Mr. Docouto, a 98% shareholder, contributed his now 99% ownership of Quillabamba with Vista for 23,500,000 shares of Vista. Because both companies are and have been controlled by Mr. Docouto since their inceptions, these financial statements are shown as having been combined since the inception of each. The remaining 1% of Quillabamba is owned by a Peruvian citizen, as required by Peruvian law.

In March 2001, 7 rent houses in Las Vegas valued at $1,117,611 were contributed by an investor for 114,000 shares of Vista. These houses were contributed by Vista to Vista Management Holdings Co. LLC ("VMH I") in exchange for a 99% ownership interest in VMH I.

In June 2001, one rent house in Las Vegas valued at $132,660 was contributed by an investor for 13,000 shares. This house was contributed by Vista to Vista Management Holdings Co. II LLC ("VMH II") in exchange for a 99% ownership interest in VMH II.

The other 1% of each rent house LLC is controlled by Mr. Docouto through another entity.





NOTE 3   FURNITURE AND ARTWORK

Vista has furniture and artwork in its office with an original cost of $242,000. This furniture and artwork has not been purchased and is on loan from an unrelated party for the time being. There is no obligation to purchase it.


NOTE 4 - TENANT SECURITY DEPOSITS

Each of the eight rental properties require a security deposit from the tenant. In the acquisition of the rental properties, Vista assumed $4,600 of tenant security deposits. Balances as of September 30, 2001 and 2000 were $3,345 and $0 respectively.


NOTE 5 - MINORITY INTEREST

Vista owns 99% of each of its three subsidiaries. The remaining one percent minority interest in each subsidiary is held by another entity controlled by Mr. Docouto.


NOTE 6 - COMMON STOCK ISSUANCES

FOR SERVICES

In December 2000, Vista issued 1,500,000 shares of common stock to directors and employees for a fair value of $.004 per share for a total value of $6,000.

FOR CASH

In May 2001, Vista sold 100,000 shares of common stock for $10 per share for total proceeds of $1,000,000. From June 2001 through September 2001, Vista sold 33,300 shares of common stock for $10 per share for total proceeds of $333,000.


NOTE 7 - INCOME TAXES

Deferred tax assets                          $ 175,994
Less: valuation allowance                     (175,994                   )
                                             ---------
Net deferred taxes                           $       0
                                             =========

Vista has net operating losses of $27,784, $22,884, and $467,962 at September 30, 1999, 2000 and 2001 respectively which each can be carried forward 20 years.


NOTE 8   NET ROYALTY AGREEMENT

As compensation for initial corporate organizational efforts, on October 18, 2000 Vista agreed to grant an entity controlled by him a 10% net revenue interest in all future production from Vista's 7 mining leases (see Note 2). This interest is defined as all gross receipts less operating expenses. Because production has not begun and there are no proven mining reserves, Vista will record this compensation expense as saleable production occurs.


NOTE 9 - STOCK OPTIONS AND WARRANTS

Vista's Stock Option Plan provides for the grant of up to 600,000 shares of non-qualified options to directors, officers and employees of Vista, and opportunities for directors, officers, employees and consultants of Vista to make purchases of stock in Vista. The plan's issuances are administered by the Board of Directors of Vista, who have substantial discretion to determine the recipients, amounts, time, price, exercise terms, and restrictions, if any. 29,000 shares have been issued under this plan as of January 11, 2002 (see Note 11).

During the year ended September 30, 2001, Vista issued stock options to employees and directors. Vista uses the intrinsic value method of calculating compensation expense, as described and recommended by APB Opinion 25, and allowed by FASB Statement 123. During the year ended September 30, 2001, the difference between the current cash selling price of $10 per share and the option exercise price of $5 per share, for 431,000 shares is $215,500, which will be recognized as compensation expense for the issuance of these options. $178,000 was recognized in 2001 and $12,500 will be recognized in each of 2002, 2003 and 2004 as the options become exercisable. Had compensation cost for Vista's stock-based compensation plan been determined based on the fair value at the grant dates for awards under those plans consistent with the Black-Scholes option-pricing model suggested by FASB Statement 123, Vista's net losses and loss per share would not have changed.

Summary information is as follows:
                                                 No. of   Exercise
                                                 Options     Price
                                                 -------  --------

     Options outstanding at September 30, 2000      none
     Options granted in the current year         810,000   $  5.00
     Options forfeited during the current year  (100,000)     5.00
                                                --------   -------
     Options outstanding at September 30, 2001   710,000      5.00

     Weighted average grant-date fair value of
       options granted during the year                  $2,550,000
     Total compensation cost to be recognized in 2001:     373,750


Additional disclosures as of September 30, 2001 are:

                                             Options
                                            At $5.00
                                           ---------
     Number of shares                        710,000
     Weighted average remaining life        54 months

     Currently exercisable share options     400,000


NOTE 10 - COMMITMENTS AND CONTINGENCIES

Vista has two offices, one in Las Vegas and one in Toronto. The lease for the Las Vegas office expires on January 31, 2003 with a monthly rent of $10,800. The Toronto office lease is $2,525 per month and the term is month-to-month. Rent expense in 2001 and 2000 was $66,791 and $0 respectively.


Vista has employment agreements with 4 senior management personnel, which vary from 3 to 5 years in total length. As of January 11, 2002, the following are the minimum salary commitments.

     Year ended September 30, 2002      $  286,600
                          2003             302,200
                          2004             302,200
                          2005             302,200
                          2006             277,200
                    - thereafter             7,800
                                        ----------
                         Total          $1,478,200
                                        ==========

In connection with these employment agreements, Vista will owe 6 months' salary to two of these individuals if they are terminated by Vista. If Larry Nash, CEO beginning November 5, 2001, is terminated for any reason, his full salary, currently at $93,600 per year, is payable through November 5, 2006.

Two consultants are due 250,000 shares each when the company obtains a listing for trading of its shares on NASDAQ.


NOTE 11 - RENT HOUSE ACQUISITION PRO FORMA

The following table reflects the unaudited pro forma results of operations for the year ended September 30, 2001 and 2000, as if the 2001 acquisition had been completed on October 1, 1999. The pro forma results include estimates and assumptions which management believes are reasonable. However, pro forma results may not be indicative of the results which would have occurred if the business combination had been in effect on the dates indicated, or which may result in the future.


                                            2001      2000
                                       --------- ---------
Net loss from operations                (447,115)  (22,884)
Other income
 - rental house expenses, net of
     rental house receipts              ( 39,589)   18,415
 - minority interest portion of
     net rental house expenses               396   (   184)
                                       --------- ---------
Net loss                               $(486,308)$ ( 4,653)
                                       ========= =========


Per share, basic and diluted:
  Net loss per common share                $(.01)   $(.00)



NOTE 12   SUBSEQUENT EVENTS

In early January 2002, the Company issued an additional 29,000 options to two of its employees.







                  INDEPENDENT AUDITORS REPORT


To the Board of Directors
  Vista Continental Corporation
  (formerly Vista Continental Development Corp.)
  (A Development Stage Company)
  Houston, Texas

We have audited the accompanying balance sheets of Vista Continental Corporation, as of September 30, 2001 and 2000, and the related statements of expenses, stockholders equity, and cash flows for each of the two years then and for the period from September 24, 1999 (Inception) through September 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vista Continental Corporation, as of September 30, 2001 and 2000, and the results of its operations and its cash flows for the periods described in conformity with accounting principles generally accepted in the United States.


MALONE & BAILEY, PLLC
www.malone-bailey.com
Houston, Texas

January 11, 2002

















                           VISTA CONTINENTAL CORPORATION
                           (A Development Stage Company)
                            CONSOLIDATED BALANCE SHEET
                               As of March 31, 2002



ASSETS                                                           <s>

Cash
   $3,981

Prepaid rent                                                     10,782
Property & equipment, net of $7,390 accumulated depreciation    927,111
Rental houses in Las Vegas, NV
  net of $14,254 accumulated depreciation                     1,253,246
Mining concessions                                              409,775
Deposits                                                            500
                                                             ----------
                                                             $2,605,395
                                                             ==========


LIABILITIES

Accounts payable                                             $    4,949
Advance payable to an officer                                       100
Tenant security deposits                                          4,695
                                                             ----------
Total Liabilities                                                 9,744
                                                             ----------

Minority interest                                                12,362


Commitments

STOCKHOLDERS' EQUITY

Common stock, $.001 par, 75,000,000 shares
  authorized, 40,237,355 shares issued
  and outstanding                                                40,237
Additional paid in capital                                    7,997,195
Deficit accumulated during the development stage             (5,454,143)
                                                             ----------
Total Stockholders' Equity                                    2,583,289
                                                             ----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                   $2,605,395
                                                             ==========











                      VISTA CONTINENTAL CORPORATION
                      (A Development Stage Company)
                      CONSOLIDATED STATEMENTS OF EXPENSES
      For the Six and Three Month Periods ended March 31, 2002 and 2001 and the Period from July 1, 1998 (Inception)
                           Through March 31, 2002

                                                                               Inception
                               6 and   3 Mo. Ended      6 and 3 Mo. Ended      Through
                                2002        2002        2001         2001      2002
                           ----------- -----------      ---------  ---------    -----------

Mining operating expenses     $  77,555  $  43,450                            $   213,438
Administrative expenses       4,317,323    169,797                              5,204,861
Depreciation                      4,927      2,464                                  7,390
                            -----------   -----------   ---------  ---------  -----------

Net loss from operations     (4,399,805) (215,711)                             (5,425,689)

Other income
  - rental house expenses,
    net of rental house
    receipts                 (    5,621)   (3,637)                            (    26,678)
  - minority interest
    portion of net rental
    house expenses                   56        36                                     267
  - foreign currency loss                                                      (   2,043)
                            -----------  ---------    ---------    --------    -----------

Net loss                    $(4,405,370   )$(219,312)                         $(5,454,143)
                            ===========   ===========   =========  =======    ===========

Per share, basic and diluted:
  Net loss per common share    $(.12)       $(.01)
  Weighted average
    common shares
    outstanding              37,523,828    39,523,828






















                        VISTA CONTINENTAL CORPORATION
                           (A Development Stage Company)
                       CONSOLIDATED STATEMENTS OF CASH FLOWS
         For the Six Month Periods ended March 31, 2002 and 2001 and the Period from July 1, 1998 (Inception)
                           Through March 31, 2002


                                                                               Inception
                                                                               Through
                                                2002                2001       2002
                                          -----------          -----------     ----------

CASH FLOWS FROM OPERATING ACTIVITIES
Net deficit accumulated during the
  development stage                       $(4,405,370)                        $(5,454,143    )
Adjustments to reconcile net deficit
  to cash used by operating activities:
    Depreciation                               12,096                              21,644
    Stock and options issued for services   4,000,000                           4,381,510
    Loss assigned to minority interest     (       56)                         (      267)
    Increase in prepaid rent                                                    (  10,782)
    Increase in accounts payable                2,000                               4,948
    Decrease in tenant security deposits        1,350                                  95
                                          -----------          -----------    -----------
NET CASH USED BY OPERATING ACTIVITIES        (389,980)                         (1,056,995)
                                          -----------          -----------     -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property & equipment                                               (894,501)
  Acquisition of mining concessions                                             (   9,775)
  Increase in deposits                                                          (      500)
                                          -----------          -----------     -----------
                                                                                (  904,776)
                                          -----------          -----------     -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from note payable to founder                                                100
  Contributions to capital
    by founding shareholder                   109,646                              360,962
  Sale of stock                               270,550                            1,603,700

                                          -----------          -----------     -----------
NET CASH FLOWS FROM FINANCING ACTIVITIES      380,196                            1,965,752
                                          -----------          -----------     -----------

NET CHANGE IN CASH                         (    9,784)                               3,981

Cash balance, beginning                        13,765                                    0
                                          -----------          -----------     -----------
Cash balance, ending                      $     3,981                                3,981
                                          ===========          ===========     ===========



                       VISTA CONTINENTAL CORPORATION
                           (A Development Stage Company)
                    CONSOLIDATED NOTES TO FINANCIAL STATEMENTS


NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited interim financial statements of Vista Continental Corporation have been prepared in accordance with accounting principles generally accepted in the United States of America and should be read in conjunction with the audited financial statements and notes thereto contained elsewhere in this Form 14C. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for the most recent fiscal year 2001, as reported elsewhere in this Form 14C, have been omitted.


NOTE 2 - COMMON STOCK ISSUANCES

In the six months ended March 31, 2002, Vista issued 27,055 shares for $10 per share or $270,550 in cash, 400,000 shares for services valued at $10 per share or $4,000,000 and 3,000,000 shares to the founder and majority shareholder for two new mining concessions in Peru. These shares have been valued at the shareholder's original cost of these mining concessions, or $400,000.





Pro Forma Consolidated Condensed Balance Sheet:

The following pro forma balance sheet has been derived from the balance sheet of Century Laboratories, Inc. ("CYLI") at December 31, 2001 and, adjusts such information to give effect to the acquisition of Vista Continental Corporation ("VCC"), as if the acquisition had occurred at each company's fiscal year-end as indicated. This pro forma balance sheet is presented for informational purposes only and does not purport to be indicative of the financial condition that would have resulted if the acquisition had been consummated at each company's fiscal year-end as indicated. The pro forma balance sheet should be read in conjunction with the notes thereto and CYLI's financial statements and related notes thereto contained in CYLI's latest annual report filed with the SEC, and VCC's consolidated financial statements and related notes thereto enclosed with this filing.















                                12/31/01      9/30/01                         10/31/01
                                  CYLI         VCC           Adjustments     Pro Forma
                              ----------    ----------       ------------    ----------
Cash                          $       36    $   13,764                       $   13,800
Accounts receivable, net               0        10,782                           10,782
                              ----------    ----------                       ----------
  Total current assets                36        24,546                           24,582
Property and equipment, net            0       932,038                          932,038
Rental houses in Las Vegas             0     1,260,416                        1,260,416
Mining concessions                               9,775                            9,775
Deposits                               0           500                              500
                              ----------    ----------                       ----------
  Total assets                $       36    $2,227,275                       $2,227,311
                              ==========    ==========                       ==========


Accounts payable and
  accrued expenses            $        0    $    6,394                       $    6,394
Note payable to shareholder       25,800                                         25,800
                               ----------   ----------                       ----------
  Total current liabilities        25,800        6,394                           32,194

Minority interest                               12,418                            2,418

Stockholders' Equity
Common stock, $.001 par value,
  65,000,000 shares authorized,
  3,217,204 and 40,027,504
  shares issued and
  outstanding                      3,217                  (1)     36,811         40,028
Common stock, $.001 par value,
  75,000,000 shares authorized,
  36,810,300 shares issued and
  outstanding                                   36,810     (1)    (   36,810)
Additional paid in capital     7,708,666     3,220,426     (1)    (7,737,648) 3,191,444
Retained deficit              (7,737,647)   (1,048,773)    (1)     7,737,647 (1,048,773)
                              ----------    ----------                       ----------
                               (  25,764)    2,208,463                        2,182,699
                              ----------    ----------                       ----------
                              $       36    $2,227,275                       $2,227,311
                              ==========    ==========                       ==========




Notes to Pro Forma Consolidated Condensed Balance Sheet

(1) Century Laboratories, Inc. will issue (a) 39,837,355 shares of its common stock in exchange for 100% of the outstanding stock of Vista Continental Corporation. As of the merger date, CYLI has 4,108,982 shares outstanding and VCC has 39,837,355 shares outstanding, so the total combined outstanding shares will be their sum, or 43,946,337. However, as of their respective year-ends, CYLI has 3,217,204 shares outstanding and VCC has 36,810,300 shares outstanding, so the pro forma shows a combined total of only 40,027,504 shares outstanding.

The combination is accounted for as a recapitalization of VCC. All recorded values of assets and liabilities continue in the combined entity.
(2) VCC audited financial statements as of September 30, 2001 and for the two years then ended are included in this filing.


EXHIBIT 10.1

     Following is the reorganization agreement that resulted in the acquisition of all the shares of Vista Continental Corp.

 REORGANIZATION AND STOCK PURCHASE AGREEMENT



  This REORGANIZATION AND STOCK PURCHASE AGREEMENT dated as of April 9, 2002 (this "AGREEMENT")is by and between CENTURY LABORATORIES, INC., a DELAWARE Corporation ("CYLI"), shareholders of CYLI who are or will be the owners of or otherwise represent at least FIFTY-ONE PERCENT (51%) of all the issued and outstanding common stock (the "SHAREHOLDERS") and VISTA CONTINENTAL CORP., a NEVADA Corporation ("VCC").

  CYLI was incorporated in the state of DELAWARE on June 16, 1958. Its authorized capital consists of 65,000,000 shares of common stock, par value $.001 and 10,000,000 shares of preferred stock, par value $.001. As of the effective date of this AGREEMENT, CYLI has issued and outstanding 4,108,982 common shares (the "OUTSTANDING SHARES"). CYLI has 0 shares of preferred stock outstanding and will have no outstanding options, warrants, rights or other contractual arrangements relating to the ability or requirement to issue any additional shares of common or preferred stock.

  The respective Boards of Directors of CYLI, VCC and the SHAREHOLDERS deem it advisable and in the best interests of their corporations and shareholders of their corporations, that the shareholders of VCC acquire securities of CYLI in accordance with the terms and conditions of this AGREEMENT.

  1. PLAN OF REORGANIZATION: The SHAREHOLDERS signing this agreement are the owners of or otherwise represent not less than 51% of the OUTSTANDING SHARES of CYLI which the SHAREHOLDERS represent is a sufficient majority to carry any vote for approval of this AGREEMENT under the corporate law of the state of DELAWARE, the Articles of Incorporation of CYLI, and the By-laws of CYLI. At the closing the shareholders of VCC and or assigns shall acquire 39,837,355 common shares (the "NEW SHARES") issued from the company's authorized but unissued shares. NEW SHARES are to be issued pursuant to section 4(2) of the Securities Act of 1933 or any available exemption from federal registration.

  2. CONSIDERATION: Consideration for the events outlined in paragraph (1) above shall be:

       (a) The exchange of all the issued and outstanding stock of VCC for the 39,837,355 NEW SHARES of CYLI thereby making VCC a wholly owned subsidiary of CYLI.

       (b) Items on the due diligence list (attached) shall be provided to VCC by CYLI within 48 hours of signing this agreement.

       (c) On the Closing Date (as hereinafter defined), the Board of Directors of CYLI will deliver:

       (i) authorized minutes of the board authorizing this transaction.

       (ii) the corporate records of CYLI.

       (iii) all documentation to reflect a request for a symbol and cusip number change.

       (iv) all documentation to reflect Shareholder approval of NEW SHARE issuance and name change.

       (d) The CYLI SHARES shall be issued in certificates in form and substance satisfactory to VCC.

  3. CLOSING DATE; PLACE OF CLOSING: The CLOSING DATE shall be 5/15/2002.

  The CLOSING DATE can be changed by mutual agreement, but in no event shall the CLOSING DATE extend beyond 60 days from the date of signing this agreement. PLACE OF CLOSING shall be the offices of ARTFIELD INVESTMENTS, 15301 Ventura Blvd. #300, Sherman Oaks, CA 91403.


  4. DELIVERY OF CYLI SHARES: On or before the CLOSING DATE, CYLI will have ready for delivery certificates representing the CYLI SHARES duly endorsed, together with appropriate stock powers, so as to make VCC and/or assigns the sole owners thereof, free and clear of all liens, claims, and encumbrances. Delivery to be made at such place as to be determined by parties.

  5. REPRESENTATIONS OF CYLI:

       (a) As of the CLOSING DATE, the 39,837,355 shares of CYLI common stock to be delivered to VCC shareholders will constitute duly and validly issued shares of CYLI, and are fully paid and nonassessable, and will be legally equivalent in all respects to the common stock issued and outstanding as of the date thereof.

       (b) The officers of CYLI have the power and the authority to execute this Agreement and to perform the obligations contemplated hereby.

       (c) On the CLOSING DATE or such other date as agreed, management of CYLI will deliver to VCC Audited Financial Statements as of 12/31/01 and the audited balance sheet of CYLI as of 12/31/01 (the "Year End Financial Statements"), and Financial Statements and a balance sheet as of 3/31/02 (unaudited) (the "Interim Financial Statements" and, together with the Year End Financial Statements, the "Financial Statements") and the statement of income (loss), stockholders' equity and
  changes in financial   condition for the periods then ended. All
  statements  shall be done to GAAP  standards.

       (d) From and after the date hereof there will not have been, and prior to the CLOSING DATE there will not be any material adverse changes in the financial position of CYLI as set forth in the Financial Statements, except changes arising in the ordinary course of business.

       (e) CYLI is not, and as of the CLOSING DATE will not be involved in any pending litigation not in the ordinary course of business or governmental investigation or proceeding not reflected in the Financial Statements or otherwise disclosed in writing to VCC and to the knowledge of the Shareholders no litigation or governmental investigation or proceeding beyond the ordinary course of business is threatened against CYLI.

       (f) As of the CLOSING DATE, CYLI will be in good standing as a DELAWARE corporation.

       (g) The authorized capital stock of CYLI consists of 65,000,000 shares of common stock, par value $.001 and 10,000,000 shares of preferred stock, par value $.001. As of the CLOSING CYLI will have issued and outstanding 43,946,337 common shares. CYLI has no shares of preferred stock outstanding. No shares have otherwise been registered under state or federal securities laws. As of the CLOSING DATE, all of the issued and outstanding shares of common stock of CYLI are validly issued, fully paid and non-assessable and they are not and as of the CLOSING DATE there will not be outstanding any other warrants, options or other agreements on the part of CYLI obligating CYLI to issue any additional shares of common or preferred stock or any of its securities of any kind.

       (h) Representation that:

       (i) All requisite corporate and other authorizations for the execution of the agreement and performance thereof have been obtained.

       (ii) Except as otherwise disclosed there is no pending threatened litigation or other legal actions, proceedings or investigations.

       (iii) The authorized capital of the stock is as set forth in this Agreement, and all outstanding shares are duly authorized, validly issued and fully paid.

       (iv) The Company has complied with all filing requirements for the Securities and Exchange Commission and all NASD filings and that said filings conform to the requirements of the respective agencies.

       (v) That all prior actions of the corporation in connection with filings have conformed to applicable state and federal law.

       (i) Neither the execution and delivery of the AGREEMENT nor the consummation of the transactions contemplated hereby will violate any provision of the Articles of Incorporation or Bylaws of CYLI; will violate, conflict with or result in the breach or termination of or otherwise give any contracting party the right to terminate or constitute a default under the terms of any agreement or instrument to which CYLI is a party or by which any of its property or assets may be bound; will result in the creation of any lien, charge or encumbrance upon the properties or assets of CYLI, will violate any judgment, order, injunction, decree or award against or binding upon CYLI or upon its securities, property or business.

       (j) CYLI is registered under Section 12(g) of the 1934 Act and is currently trading on the OTC Bulletin Board under the symbol of CYLI.



  6. REPRESENTATIONS OF VCC: VCC represents and warrants as follows:

       (a) VCC has taken all necessary corporate action to authorize the execution of this AGREEMENT and the transactions contemplated hereunder.

       (b) Neither the execution and delivery of this AGREEMENT nor the consummation of the transactions contemplated hereby will violate any provision of the Articles of Incorporation or Bylaws of VCC; will violate, conflict with or result in breach or termination of or otherwise give any contracting party the right to terminate or constitute a default under the terms of any agreement or instrument to which VCC is a party or by which any of its property or assets may be bound; will result in the creation of any lien, charge or encumbrance upon the properties or assets of VCC, or will violate any judgment, order, injunction, decree or award against or binding upon VCC, or upon its securities, property or business.

       (c) All information supplied to CYLI in the Corporate Profile, Business Plan, financial statements, and Proforma of VCC is accurate and reliable information. None of the information supplied contains any untrue statement of a material fact or omits to make any statement of material fact necessary to make the statements therein not misleading.

       (d) On the CLOSING DATE or such other date as agreed, management of VCC will deliver to CYLI the Balance Sheet and Financial Statements of VCC as of 12/31/01 (audited), and Balance Sheet and Financial Statements of VCC as of 3/31/02 (unaudited).

       (e) From and after the date hereof there will not have been and prior to the CLOSING DATE there will not be any material adverse changes in the financial position of VCC assets as set forth in the Balance Sheet except changes arising in the ordinary course of business.

       (f) VCC is not and as of the CLOSING DATE will not be involved in any pending litigation not in the ordinary course of business or governmental investigation or proceeding not disclosed in writing to CYLI, and to the knowledge of the Shareholders no litigation or governmental investigation or proceeding beyond the ordinary course of business is threatened against VCC.

       (g) As of the CLOSING DATE, VCC will be in good standing as a NEVADA corporation.

       (h) The new company will assume CYLI's filing obligations under all relevant Federal Securities Laws and Regulations.

  7. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF CYLI: All obligations of CYLI and CYLI SHAREHOLDERS under this agreement are subject to the fulfillment prior to or as of the CLOSING DATE, of each of the following conditions:

       (a) The representations and warranties by VCC contained in this agreement or in any certificate or document delivered to CYLI pursuant to the provisions hereof shall be true at and as of the time of closing as though such representations and warranties were made at and as of such time.

       (b) VCC shall have performed and complied with all covenants, agreements, and conditions required by this agreement to be performed or complied with by it prior to or at closing.

       (c) VCC shall have delivered to CYLI evidence to the effect that:

       (i) VCC is a corporation duly organized, validly existing and in good standing under the laws of the State of NEVADA.

       (ii) VCC has the corporate power to carry on its business as now being conducted.

       (iii) This Agreement has been duly authorized, executed and delivered by VCC and is a valid and binding obligation of VCC and enforceable in accordance with its terms.

       (iv) VCC through its Board of Directors has taken all corporate action necessary to authorize the execution, delivery and performance of this agreement; and all corporate action necessary to be in compliance with the statutory requirements of the state of NEVADA.

       (v) Except as referred to herein, VCC knows of (a) no actions suit or other legal proceedings or investigations pending or threatened against or relating to or materially adversely affecting VCC; and (b) no unsatisfied judgments against VCC.

       (d) VCC shall have received approval of and consent to the transaction contemplated herein by VCC shareholders owning at least 51% of the outstanding stock of VCC.

  8. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF VCC: All obligations of VCC under this agreement are subject to the fulfillment prior to or as of the closing date, of each of the following conditions:

       (a) The representations and warranties by CYLI contained in this agreement or in any certificate or document delivered to VCC pursuant to the provisions hereof shall be true at and as of the time of closing as though such representations and warranties were made at and as of such time.

       (b) CYLI and CYLI SHAREHOLDERS shall have performed and complied with all covenants, agreements, and conditions required by this agreement to be performed or complied with by it prior to or at closing.

       (c) CYLI shall have delivered to VCC an attorney opinion letter and evidence to the effect that:

       (i) CYLI is a corporation duly organized, validly existing and in good standing under the laws of the State of DELAWARE.

       (ii) CYLI has the corporate power to carry on its business as now being conducted.

       (iii) This Agreement has been duly authorized, executed and delivered by CYLI and is a valid and binding obligation of CYLI and enforceable in accordance with its terms.

       (iv) CYLI through its Board of Directors has taken all corporate action necessary to authorize the execution, delivery and performance of this agreement; and all corporate action necessary to be in compliance with the statutory requirements of the state of DELAWARE.

       (v) The documents executed and delivered to VCC hereunder are valid and binding in accordance with the terms and vest in VCC all right title and interest in and to the stock of CYLI and said stock when issued shall be validly issued, fully paid and non-assessable.

       (vi) Except as referred to herein, CYLI knows of (a) no actions suit or other legal proceedings or investigations pending or threatened against or relating to or materially adversely affecting CYLI; and (b) no unsatisfied judgments against CYLI.

       (d) CYLI shall have canceled all outstanding warrants.

  9. PROHIBITED ACTS: CYLI agrees not to do any of the following acts prior to the CLOSING DATE, and the CYLI SHAREHOLDERS agree that prior to the CLOSING DATE they will not request or permit CYLI to do any of the following acts:

       (a) Declare or pay any dividends or other distributions on its stock or purchase or redeem any of its stock; or

       (b) Issue any stock or other securities, including any rights or options to purchase or otherwise acquire any of its stock, and shall not issue any notes or other evidences of indebtedness.

  10. INDEMNIFICATION: Within the period in paragraph 11 herein and in accordance with the terms of that paragraph, each party to this agreement, shall indemnify and hold harmless each other party all times after the date of this agreement against and in respect of any liability, damage or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs and expenses including attorney's fees incident to any of the foregoing,resulting from misrepresentations, breach of covenant of warranty or nonfulfillment of any agreement on the part of such party under this agreement or from any misrepresentations in or omission from any certificate furnished or to be furnished to a party hereunder. Subject to the terms of this agreement, the defaulting party shall reimburse the other party or parties on demand, for any payment made by said parties at any time after the closing, in respect of any liabilities or claim to which the foregoing indemnity relates.

  11. NATURE AND SURVIVAL OF REPRESENTATIONS: All representations, warranties and covenants made by any party in this agreement shall survive the closing hereunder for so long as the applicable statute of limitations shall remain open. Each of the parties hereto is executing and carrying out the provisions of this agreement in reliance solely on the representations, warranties and covenants and agreements contained in this agreement or at the closing of the transactions herein provided for and not upon any investigation which it might have made or any representations, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

  12. RESIGNATIONS AND APPOINTMENT OF OFFICERS AND DIRECTORS:

       (a) Upon the closing date the officers and directors of CYLI shall become:

       DIRECTORS:     (1) Steven Hegedus
                      (2) Richard Smythe
                      (3) Ashak Rustom
                      (4) Takao Nishimura
                      (5)  Dennis Hare

       PRESIDENT: Larry Nash
       VICE PRESIDENT: Ashak Rustom
       SECRETARY: Howard Rubinoff
       TREASURER: Ashak Rustom

  13. NOTICES: Any notices which any of the parties hereto may desire to serve upon any of the parties hereto shall be in writing and shall be conclusively deemed to have been received by the parties at its address, if mailed, postage prepaid, United States mail, registered, return receipt requested, to the following addresses:

  If to current CYLI management or the CYLI SHAREHOLDERS:

  Robert Bryan
  PO Box 3588
  Santa Rosa, CA  95402

  If to VCC management or VCC:

  Larry Nash
  851 South Rampart Blvd. #150
  Las Vegas, NV  89128

  14. SUCCESSORS: This agreement shall be binding upon and inure to the benefit of the heirs, personal representatives and successors and assigns of parties.

  15. CHOICE OF LAW: This AGREEMENT shall be construed and enforced in accordance with the laws of the State of DELAWARE.

  16. COUNTERPARTS: This AGREEMENT may be signed in one or more counterparts all of which taken together shall constitute an entire agreement.

  17. MISCELLANEOUS:

      (a) Further Assurance: At any time, and from time to time, after the effective date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this agreement.

      (b) Waiver: Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

      (c) Time: Time is of the essence.

      (d) Severability: If any part of this agreement is deemed to be unenforceable, the balance of the agreement shall remain in full force and effect.

  IN WITNESS WHEREOF, THE PARTIES HERETO HAVE EXECUTED THIS agreement as of the date first above written.

  CENTURY LABORATORIES, INC.               VISTA CONTINENTAL CORP.
  a DELAWARE Corporation                   a NEVADA Corporation

  By:       /s/Robert Bryan               By:       /s/ Larry Nash
       ROBERT BRYAN, PRESIDENT                     LARRY NASH, PRESIDENT

  By:       /s/ Robert Bryan              By:      /s/ Larry Nash
       ROBERT BRYAN, SECRETARY       HOWARD RUBINOFF, SECRETARY


  SHAREHOLDERS (OWNING NOT LESS THAN A MAJORITY OF THE SHARES OF CYLI)

  BRYAN DESIGN                  (2,646,698  SHARES,  64.4 %)

  By:     /s/ Robert Bryan
       ROBERT BRYAN, PRESIDENT


  SHAREHOLDERS (OWNING NOT LESS THAN A MAJORITY OF THE SHARES OF VCC)

  TAMER'S MANAGEMENT LTD.       (30,000,000  SHARES, 75.3 %)

  By:      /s/ Albert Docouto
       ALBERTO DOCOUTO, PRESIDENT








  SIGNATURE

       In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, this registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




  CENTURY LABORATORIES, INC.


  Dated:       June 12, 2002


  By:   /s/ Larry Nash
       ---------------------------------
       Dr. Larry Nash, President,
       and Chief Executive Officer